Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PATENT PROPERTIES, INC.", CHANGING ITS NAME FROM "PATENT PROPERTIES, INC." TO "WALKER INNOVATION INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF JULY, A.D. 2015, AT 10:15 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRTY-FIRST DAY OF JULY, A.D. 2015, AT 5 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

4245993 8100

151117488

AUTHENTICATION: 2605837

DATE: 07-31-15

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:15 AM 07/31/2015
FILED 10:15 AM 07/31/2015
SRV 151117488 - 4245993 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

OF

PATENT PROPERTIES, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

1. The name of the corporation is Patent Properties, Inc. (the "Corporation").

2. The Certificate of Incorporation of the Corporation (the "Certificate") is hereby amended to reflect a change in the name of the Corporation by deleting Article FIRST of the Certificate in its entirety and restating the same as follows:

"FIRST: The name of this Corporation is Walker Innovation Inc."

3. The reference to "Patent Properties, Inc." in the title to the Certificate are hereby replaced with "Walker Innovation Inc."

4. This Amendment to the Certificate was duly adopted in accordance with the provisions of Section 242(b)(1) of the DGCL, which provide that no meeting or vote of stockholders shall be required to adopt an amendment to the certificate of incorporation that effects only changes of a corporation's name.

5. This Amendment to the Certificate shall be effective at 5 p.m. Eastern Time on July 31, 2015.

By: /s/ Jonathan A Siegel
Name: Jonathan Siegel
Title: Chief Administrative Officer, General Counsel and Secretary